Exhibit 15.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-180880) and Form S-8 (No. 333-161683, 333-161684, 333-167643 and 333-196453) of Telefonaktiebolaget LM Ericsson of our report dated June 19, 2014 relating to the consolidated financial statements of ST-Ericsson SA, which appears under Exhibit 15.2 in this Amendment No. 1 to the Annual Report on Form 20-F/A.

PricewaterhouseCoopers SA

/s/ Claudia Benz	/s/ Mike Foley
Claudia Benz	Mike Foley

Geneva, Switzerland

June 19, 2014